Exhibit 10.2

                                    AGREEMENT


         AGREEMENT dated this first day of October 2004, by and between Creative Solutions With Art, Inc. (hereinafter "CSA"), a Nevada Corporation, with offices located at 32C Hadley Village Road, South Hadley, MA. 01075, Carla Santia, President of CSA and Gary B. Wolff, P.C., counsel to CSA, with offices located at 805 Third Avenue, New York, New York.

         WHEREAS, CSA has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses totaling Fifty Six Thousand One Hundred Seven Dollars and Sixty Cents ($56,107.60) of which Forty Five Thousand ($45,000) Dollars are indicated as legal fees and expenses; and

         WHEREAS, CSA has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

         NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within three (3) months of the date of the CSA prospectus, CSA's President agrees to loan CSA the funds to cover the balance of outstanding professional and related fees relating to CSA's prospectus. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when CSA has the financial resources to do so.

         The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, both in Risk Factor number 2 and in the subheading entitled "Liquidity" as found in the Management's Discussion and Analysis or Plan of Operation section.

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         The above constitutes the entire Agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 1st day of October 2004.



CREATIVE SOLUTIONS WITH ART, INC.

/s/      Carla Santia
By: ________________________________
         Carla Santia, President


/s/      Carla Santia
By: _________________________________
         Carla Santia, Individually


GARY B. WOLFF, P.C.

/s/      Gary B. Wolff
By:_________________________________
         Gary B. Wolff